Exhibit 5.01

May 18, 2006

Acusphere, Inc.
500 Arsenal Street
Watertown, MA 02472

Re:          Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with your filing of a Registration Statement on Form S-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Acusphere, Inc., a Delaware corporation (the “Company”) which relates to the sale from time to time of an indeterminate amount of (i) debt securities (“Debt Securities”), and (ii) shares of common stock, $0.01 par value per share (“Common Stock”), shares of preferred stock, $0.01 per share (“Preferred Stock”), warrants to purchase shares of Common Stock or Preferred Stock (“Warrants”), or any combination of Common Stock, Preferred Stock or Warrants (collectively, the “Equity Securities”) or Debt Securities (the Equity Securities and the Debt Securities, collectively, the “Securities”) of the Company. The Registration Statement also relates to the issuance from time to time of Securities upon the exercise of Warrants or in exchange for or upon conversion of, as the case may be, the Securities (the “Underlying Securities”). For purposes of this opinion letter, the terms Equity Securities and Debt Securities shall be deemed to include any such Underlying Securities so issued. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

For purposes of the opinions rendered in paragraph 2 set forth below, and without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of Equity Securities under the Registration Statement, the total number of issued shares of such class of the Company’s capital stock, together with the total number of shares of such class of the Company’s capital stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of such

Acusphere, Inc.
May 18, 2006

class of the Company’s stock under the Company’s certificate of incorporation, as amended and then in effect.

The opinion expressed below is limited to the Delaware General Corporation Law (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution).

Based on the foregoing, we are of the opinion that:

(1)   (i) when the Debt Securities are specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Debt Securities Authorizing Resolution”), (ii) upon receipt by the Company of the full consideration therefor as provided in the Debt Securities Authorizing Resolution, and (iii) upon execution and authentication of the Debt Securities as provided in the relevant indentures and the issuance of the Debt Securities as described in the Registration Statement and a Prospectus Supplement that is consistent with the Debt Securities Authorizing Resolution, the Debt Securities will be binding obligations of the Company, enforceable in accordance with their terms, except that (A) enforcement or the rights and remedies created thereby may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by equitable principles which may limit the right to obtain the remedy of specific performance or other injunctive relief and (B) we express no opinion as to the legality, validity or binding nature of a choice of law provision; and

(2)   (i) when the Equity Securities are specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Equity Securities Authorizing Resolution”), (ii) upon receipt by the Company of the full consideration therefor as provided in the Equity Securities Authorizing Resolution, and (iii) upon the issuance of the Equity Securities as described in the Registration Statement and a Prospectus Supplement that is consistent with the Equity Securities Authorizing Resolution, the Equity Securities will be validly issued, fully paid and non-assessable and the Warrants will be binding obligations of the Company.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP